UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):					May 8, 2020

Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Delaware			001-04329		34-4297750
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S Employer Identification No.)

701 Lima Avenue,	Findlay,	Ohio	419-	423-1321	45840
(Address of principal executive offices)			(Registrant's telephone number)		(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $1 par value per share			CTB		New York Stock Exchange
(Title of Each Class)			(Trading Symbol)		(Name of Each Exchange on which Registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.07 Submission of Matters to a Vote of Security Holders.

Cooper Tire & Rubber Company (the “Company”) held its Annual Meeting of Stockholders on May 8, 2020 (the “Annual Meeting”).  The following are the final voting results on proposals considered and voted upon by stockholders at the Annual Meeting, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 26, 2020.

1.  The following individuals were elected to serve as directors for a term expiring at the next Annual Meeting of Stockholders in 2021.  The voting results were as follows:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Steven M. Chapman	41,746,920	1,579,922	3,122,207
Susan F. Davis	42,486,001	840,841	3,122,207
Kathryn P. Dickson	42,059,951	1,266,891	3,122,207
John J. Holland	41,071,827	2,255,015	3,122,207
Bradley E. Hughes	42,268,571	1,058,271	3,122,207
Tracey I. Joubert	42,056,449	1,270,393	3,122,207
Gary S. Michel	41,900,227	1,426,615	3,122,207
Brian C. Walker	40,866,298	2,460,544	3,122,207
Robert D. Welding	41,696,217	1,630,625	3,122,207

2. Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the year ending December 31, 2020.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
43,945,417	2,411,994	91,638

3. The non-binding advisory resolution on the Company's named executive officer compensation was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
41,563,602	1,640,764	122,476	3,122,207

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	Cooper Tire & Rubber Company
May 13, 2020	By: /s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Vice President, Assistant General Counsel & Assistant Secretary